                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        Catellus Development Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                    CATELLUS
                                      LOGO

                        CATELLUS DEVELOPMENT CORPORATION
                               201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

Dear Catellus Stockholder:

     I am pleased to invite you to attend the 1999 Annual Meeting of Stockholders of Catellus Development Corporation on Thursday, April 29, 1999 at 10:00 a.m. We will hold this year's meeting at a new location:

                       San Francisco Museum of Modern Art
                             Phyllis Wattis Theater
                                151 Third Street
                           San Francisco, California.

     At this meeting, stockholders will elect eleven directors. Information about the nominees is contained in the attached Proxy Statement.

     We would appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS MOST IMPORTANT THAT YOUR SHARES ARE REPRESENTED. Accordingly, please mark your vote on the enclosed proxy card, then sign, date and return it to us. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

     I sincerely hope you will be able to attend the Annual Meeting and look forward to seeing you on April 29, 1999.

                                          Sincerely,

                                          /s/ Nelson C. Rising
                                          --------------------
                                          Nelson C. Rising
                                          President and Chief Executive Officer

March 19, 1999

                        CATELLUS DEVELOPMENT CORPORATION
                               201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 1999

     Catellus Development Corporation will hold its 1999 Annual Meeting of Stockholders on Thursday, April 29, 1999, at 10:00 a.m. at the San Francisco Museum of Modern Art, Phyllis Wattis Theater, 151 Third Street, San Francisco, California for the following purposes:

     (1) To elect eleven Directors; and

     (2) To transact any other business that is properly brought before the Annual Meeting.

     If you were a stockholder of record at the close of business on March 1, 1999, you are entitled to notice of, and to vote at, the Annual Meeting (including any adjournment of the meeting). For at least ten days before the meeting, we will make a list of our stockholders available at our offices at 201 Mission Street, San Francisco, California. Even if you plan to attend the meeting, we request that you sign and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. If you attend the meeting, you may withdraw your proxy card and vote in person on any matter properly brought before the meeting.

     Please sign, date, and mail the enclosed proxy card promptly in the enclosed envelope, so that your shares of stock will be represented at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Brian J. Beckon
                                          ---------------
                                          Brian J. Beckon
                                          Secretary

March 19, 1999
San Francisco, California

                        CATELLUS DEVELOPMENT CORPORATION
                               201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

INFORMATION ABOUT THE 1999 ANNUAL MEETING

     On behalf of our Board of Directors, we are soliciting proxies for use at our 1999 Annual Meeting of Stockholders. This year's meeting will be held on Thursday, April 29, 1999, at 10:00 a.m., at the San Francisco Museum of Modern Art, Phyllis Wattis Theater, 151 Third Street, San Francisco, California. We are providing this Proxy Statement to you, the stockholders of Catellus Development Corporation, in connection with our solicitation of proxies.

     If you were a stockholder of record at the close of business on March 1, 1999, you are entitled to notice of, and to vote at, the Annual Meeting. On March 1, 1999, our issued and outstanding voting securities consisted of 106,852,493 shares of common stock. Each share has one vote on the election of directors and on any other matter properly brought before the meeting (including any adjournment of the meeting).

     Our principal executive offices are located at 201 Mission Street, San Francisco, California 94105, and our main telephone number is (415) 974-4500. This Proxy Statement, along with the Notice of Annual Meeting of Stockholders, a proxy card, and our 1998 Annual Report to Stockholders, are being mailed to you on or about March 31, 1999. The 1998 Annual Report to Stockholders includes our audited financial statements. You may also obtain, without charge, a copy of our 1998 Annual Report on Form 10-K (a form filed with the Securities and Exchange Commission) by sending a written request to Investor Relations at our address above.

     If you sign and return the proxy card at or before the meeting, your shares will be voted as you specify on the proxy card. If you do not specify a vote on the nominees to the Board of Directors, your shares will be voted for each of the nominees listed on the proxy card. You may revoke your proxy at any time before the vote at the meeting by giving written notice to our corporate Secretary at our address above. You may also revoke your proxy by filing another proxy with a later date or by attending the meeting and voting in person.

     We must have a quorum at the Annual Meeting to transact any business. This means that a majority of the outstanding shares of common stock must be represented in person or by proxy. If there is a quorum, the eleven nominees who receive the greatest number of "for" votes will be elected as Directors.

     We will appoint an inspector of elections to count the votes cast in person or by proxy at the meeting. If you abstain from voting on any matter, your shares will be counted for purposes of determining whether there is a quorum but will not be voted on that matter. Similarly, if a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for purposes of determining if there is a quorum but will not be voted (and will not be treated as present and entitled to vote) on that matter.

     We will bear the cost of this proxy solicitation. Brokers and nominees should forward soliciting materials to the beneficial owners of the stock that they hold of record. We will reimburse brokers and nominees for their reasonable forwarding expenses. Our Directors, officers and regular employees may also solicit proxies in person or by telephone or other means. These individuals will not receive additional compensation for these efforts.

     We are not aware of any matter that will be brought before the Annual Meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the persons named as your proxy will be authorized by the proxy card to vote the shares represented by that proxy card in accordance with their best judgment.

INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP has been selected as our independent public accountants and has audited our financial statements for 1998. A representative of PricewaterhouseCoopers will be present at our 1999 Annual Meeting and will be available to answer questions. The representative will have an opportunity to make a statement if the representative so desires.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     If you wish to submit a proposal for consideration at our annual meeting in the year 2000, we must receive it at our offices at 201 Mission Street, San Francisco, California 94105, attn: Corporate Secretary, by November 6, 1999, in order to include it in our proxy statement and form of proxy for that meeting.

                             ELECTION OF DIRECTORS

     There are eleven nominees for election to our Board of Directors. All Directors are elected annually to serve until our next annual meeting and until their respective successors are elected and qualified. Information about the business experience of each nominee is presented below. Each nominee has indicated a willingness to serve if elected, but if any nominee should become unable to serve, the proxies that we are soliciting will be voted for the election of a replacement chosen by the Board of Directors.

                                                                                       YEAR
                                                                                       FIRST
                                                                                     ELECTED A
     NAME OF NOMINEE                     BUSINESS EXPERIENCE                  AGE    DIRECTOR
     ---------------                     -------------------                  ---    ---------
Joseph F. Alibrandi......  Mr. Alibrandi has served as a Director since       70       1989
                           May 1989. From 1985 to the present, Mr.
                           Alibrandi has served as Chairman of Whittaker
                           Corporation, a diversified company with
                           business activities in the aerospace and
                           communications field. From 1974 to 1994 and
                           from 1996 to the present, he has also served as
                           Chief Executive Officer of Whittaker
                           Corporation. Mr. Alibrandi is currently a
                           Director of Whittaker Corporation, Jacobs
                           Engineering Group, and Burlington Northern
                           Santa Fe Corporation.
Stephen F. Bollenbach....  Mr. Bollenbach has served as Chairman and Chief    56         --
                           Executive Officer of Hilton Hotels Corporation
                           since 1996. He is also Chairman of Park Place
                           Entertainment Corporation, a gaming spin-off
                           from Hilton. From 1995 to 1996, Mr. Bollenbach
                           was Executive Vice President and Chief
                           Financial Officer of The Walt Disney Company.
                           From 1993 to 1995, he was President and Chief
                           Executive Officer of Host Marriott Corporation.
                           Mr. Bollenbach is also a director of Ladbroke
                           Group PLC, Time Warner Inc., Kmart, Inc. and
                           Spring Group PLC.
Daryl J. Carter..........  Mr. Carter has served as a Director since May      43       1995
                           1995. From 1992 to the present, Mr. Carter has
                           served as Co-Chairman of Capri Capital, L.P.
                           (or its predecessor), a real estate investment
                           management company. Mr. Carter is also a
                           Director of Acacia Bank.

                                                                                       YEAR
                                                                                       FIRST
                                                                                     ELECTED A
     NAME OF NOMINEE                     BUSINESS EXPERIENCE                  AGE    DIRECTOR
     ---------------                     -------------------                  ---    ---------
Richard D. Farman........  Mr. Farman has served as a Director since May      63       1997
                           1997. He has been Chairman and Chief Executive
                           Officer of Sempra Energy, an energy services
                           holding company, since its formation in June
                           1998. From 1993 to 1998, he served as
                           President, Chief Operating Officer and Director
                           of Pacific Enterprises. Mr. Farman is currently
                           a Director of Sentinel Group Funds, Inc. and
                           Union Bank of California.
Christine Garvey.........  Ms. Garvey has served as a Director since May      53       1995
                           1995. From December 1998 to January 1999, she
                           served as President of Cadspec, a software firm
                           in Novato, California. From April 1997 to
                           October 1998, Ms. Garvey served as Group
                           Executive Vice President, Commercial Real
                           Estate Services Group of Bank of America NT&SA.
                           From 1992 to March 1997, Ms. Garvey served as
                           Executive Vice President, Corporate Real
                           Estate, Other Real Estate Owned ("OREO"), Sales
                           and Property Management of Bank of America NT &
                           SA. Ms. Garvey is currently a Director of
                           Pacific Gulf REIT and of Timberland Growth
                           Corporation.
William M. Kahane........  Mr. Kahane has served as a Director since May      50       1997
                           1997 and as the Chair of the Board of Directors
                           since May 1998. From 1992 to the present, Mr.
                           Kahane has served as Managing Partner of
                           Milestone Partners Limited, an investment
                           banking and financial advisory company, and
                           Chief Investment Officer of Robert H. Burns
                           Holdings Ltd., a private investment company.
                           Until January 1999, Mr. Kahane was a director
                           (advisory) of Yue-Sai Kan Cosmetics. He is
                           currently a Director of Robert H. Burns
                           Holdings Ltd. and of Robert H. Burns Ventures
                           Ltd.
Leslie D. Michelson......  Mr. Michelson has served as a Director since       48       1997
                           May 1997. From March 1999 to the present, Mr.
                           Michelson has served as Managing Director of
                           Saybrook Capital, LLC, an investment bank
                           specializing in the provision of strategic and
                           financial advisory services to the real estate
                           and health care industries. From June 1998 to
                           the February 1999, he served as Chairman and
                           Co-Chief Executive Officer of Protocare. From
                           1988 to 1998, Mr. Michelson served as Chairman
                           and Chief Executive Officer of Value Health
                           Sciences, Inc. He is also a Director of G&L
                           Realty, Inc.

                                                                                       YEAR
                                                                                       FIRST
                                                                                     ELECTED A
     NAME OF NOMINEE                     BUSINESS EXPERIENCE                  AGE    DIRECTOR
     ---------------                     -------------------                  ---    ---------
Nelson C. Rising.........  Mr. Rising has served as our President and         57       1994
                           Chief Executive Officer and as a Director since
                           September 1994. From 1984 to 1994, Mr. Rising
                           was a Senior Partner with Maguire Thomas
                           Partners, a Los Angeles-based commercial
                           developer. He is currently Deputy Chairman of
                           the Federal Reserve Bank of San Francisco.
Jacqueline R. Slater.....  Ms. Slater has served as a Director since          46       1993
                           February 1993 and was Chair of the Board of
                           Directors from May 1997 to May 1998. Ms. Slater
                           is currently Founder and President of The
                           Slater Foundation. From 1995 to June 1998, Ms.
                           Slater served as Managing Director of Chase
                           Manhattan Bank, and as President of Chase
                           Commercial Mortgage Securities Corp.,
                           responsible for commercial real estate
                           securitization. From 1990 to 1995, she was
                           Managing Director of Chase Manhattan,
                           responsible successively for commercial real
                           estate loan restructurings and the sale of
                           commercial real estate properties and loans.
Thomas M. Steinberg......  Mr. Steinberg has served as a Director since       42       1994
                           June 1994. From 1997 to the present, Mr.
                           Steinberg has served as President of Tisch
                           Family Interests. In this capacity, he manages
                           and supervises investments for members of the
                           Laurence A. Tisch and Preston R. Tisch
                           families. From 1991 until 1997, he served as
                           Managing Director of Tisch Family Interests.
Beverly Benedict           Ms. Thomas has served as a Director since May      56       1995
  Thomas.................  1995. Ms. Thomas currently heads her own public affairs consulting firm, BBT Strategies. From
                           1995 to 1997, Ms. Thomas served as Vice
                           President of UT Strategies Inc., a public
                           affairs firm. From 1991 to 1995, she was
                           Assistant Treasurer of the State of California.
                           She is currently a Commissioner of the Los
                           Angeles City Employees Retirement System and a
                           Director of Apria Healthcare Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE. YOUR PROXY WILL BE SO VOTED UNLESS YOU INDICATE OTHERWISE.

ARRANGEMENTS REGARDING NOMINEES

     Under the terms of Mr. Rising's employment agreement, the Board of Directors is required, through December 31, 2000, to use its best efforts to cause Mr. Rising to continue to be elected as a member of the Board of Directors. See "Employment Agreements -- Agreement with Mr. Rising."

DIRECTORS' COMPENSATION

     Each Director who is not an employee of Catellus receives an annual retainer of $30,000, a fee of $1,250 for attendance at each meeting of the Board of Directors, and a fee of $1,000 for attendance at each meeting of a Board committee of which that Director is a member. The chair of each committee receives an annual retainer of $3,000, and the Chair of the Board receives an annual retainer of $100,000. Directors are also reimbursed for their out-of-pocket expenses for each Board or committee meeting attended.

     Under our Amended and Restated 1996 Performance Award Plan, each non-employee Director receives an automatic grant of an option to purchase 5,000 shares of common stock following each annual meeting of stockholders. The exercise price of each option is the closing stock price on the date of grant. Each option has a ten-year term and becomes exercisable when the following price levels are achieved: if the average closing price of our common stock for 30 consecutive trading days is or exceeds (a) 125% of the exercise price, then the option is exercisable as to 25% of the option shares; (b) 150% of the exercise price, 50% of the option shares; (c) 175% of the exercise price, 75% of the option shares; and (d) 200% of the exercise price, 100% of the option shares. Each option vests in full on the eighth anniversary of the date of grant regardless of the stock price.

     In addition, under our Amended and Restated 1996 Performance Award Plan, each non-employee Director may irrevocably elect to defer any retainers or fees and instead receive Director Stock Units. A Director Stock Unit is non-voting and, for record-keeping purposes, is considered equivalent to one share of stock. An election to defer may be made in 25% increments and must be made before the beginning of each calendar year. The number of Director Stock Units to be credited to a Director is calculated by dividing the amount of the deferred compensation by 90% of the closing price of our common stock on the date of the credit. Director Stock Units are credited on January 1 of each year for any deferred retainers, and they vest on a per diem basis over the course of the year. Director Stock Units are credited on December 31 of each year for any deferred meeting fees and are immediately vested. If a Director dies or becomes disabled, any unvested Director Stock Units vest immediately. Each Director will receive a distribution of the vested Director Stock Units on a date previously selected by the Director (which may not be less than three years after the election is made). We will distribute the Director Stock Units by issuing to the Director an equivalent number of shares of our common stock, either in a lump sum or in a specified number of annual installments, as previously selected by the Director.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors held seven meetings in 1998. Each Director attended at least 75% of the aggregate number of meetings in 1998 of the Board and of each committee of which that Director was a member.

BOARD COMMITTEES

     The Board of Directors has established an Audit Committee, a Compensation and Benefits Committee, a Compensation Review Committee,((1)) a Corporate Governance Committee (formerly called the Board Affairs Committee), and a Finance Committee. No member of these Committees, other than the Finance Committee, may be an employee of Catellus or any subsidiary. The current membership of each Committee and the number of meetings each Committee held in 1998 are as follows:

--------------------------------------------------------------------------------------------------------------------
                                                  CORPORATE        COMPENSATION        COMPENSATION
 NAME OF DIRECTOR                 AUDIT          GOVERNANCE        AND BENEFITS           REVIEW          FINANCE
--------------------------------------------------------------------------------------------------------------------
 Joseph Alibrandi                Member                               Member              Member
--------------------------------------------------------------------------------------------------------------------
 Daryl Carter                     Chair                                                   Member           Member
--------------------------------------------------------------------------------------------------------------------
 Richard Farman                                     Chair             Member              Member
--------------------------------------------------------------------------------------------------------------------
 Christine Garvey                Member            Member                                 Member
--------------------------------------------------------------------------------------------------------------------
 William Kahane                 Member(2)         Member(2)          Member(2)             Chair          Chair(3)
--------------------------------------------------------------------------------------------------------------------
 Leslie Michelson                                  Member              Chair              Member
--------------------------------------------------------------------------------------------------------------------
 Nelson Rising                                                                                             Member
--------------------------------------------------------------------------------------------------------------------
 Jacqueline Slater                                                    Member              Member           Member
--------------------------------------------------------------------------------------------------------------------
 Thomas Steinberg                                                     Member              Member           Member
--------------------------------------------------------------------------------------------------------------------
 Beverly Thomas                  Member            Member                                 Member
--------------------------------------------------------------------------------------------------------------------
 Number of meetings in 1998         3                 5                  9                   3               5
--------------------------------------------------------------------------------------------------------------------

     The Audit Committee:

     - Recommends to the Board the independent public accountants that we engage.

     - Reviews our general policies and procedures regarding audits, accounting and financial controls, the scope and results of the auditing engagement, and the extent to which we have implemented changes suggested by our independent public accountants.

     The Compensation and Benefits Committee:((4))

     - Recommends to the Compensation Review Committee the compensation of the Chief Executive Officer.

     - Recommends to the Compensation Review Committee the compensation of our senior management reporting directly to the office of the Chief Executive Officer.

     - Exercises general review authority over compensation levels of all other corporate officers and key management personnel.

     - Reviews annually our compensation practices and salary administration procedures.

     - Reviews and approves changes in existing employee benefit programs and adopts new programs.

---------------

(1) In an effort to improve the efficiency of the committee structure, the Board of Directors is currently taking steps to eliminate the Compensation Review Committee and allocate its authority and responsibilities to the Compensation and Benefits Committee.

(2) Although he was not expressly appointed a member of this Committee, Mr. Kahane is an ex officio member by virtue of being Chair of the Board.

(3) Mr. Kahane is serving as Interim Chair of the Finance Committee to replace Donald McNamara, its former Chair, who resigned from the Board effective January 1, 1999.

(4) As noted above, the Board of Directors is currently taking steps to augment these powers in connection with the elimination of the Compensation Review Committee

     The Compensation Review Committee:((5))

     - Reviews and acts on recommendations of the Compensation and Benefits Committee regarding the compensation of the Chief Executive Officer and senior management reporting directly to the office of the Chief Executive Officer.

     The Finance Committee:

     - Reviews and approves financing arrangements and other transactions within a specified size range.

     - Recommends to the Board larger financing arrangements and other transactions.

     The Corporate Governance Committee:

     - Considers matters relating to the governance of the Board, including Director nominations.

     The Corporate Governance Committee welcomes your suggestions of potential candidates to fill future vacancies on the Board. You should send your suggestions in writing to our corporate Secretary at our executive offices. Any suggestions must include detailed biographical and occupational data on the candidate, along with the candidate's written consent to consideration by the Corporate Governance Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Ms. Garvey, a Director, was an executive officer of Bank of America NT & SA before its acquisition by NationsBank in September 1998. We have continuing banking relationships with Bank of America in which funds are deposited with and borrowed from Bank of America on terms that we believe are competitive, reasonable, and customary. During 1998, we paid to Bank of America a total of approximately $19,086,000. This amount includes interest, commitment fees, and other banking fees paid to Bank of America for its own benefit or for the benefit of other lenders participating in a syndicate, together with expenses that we have reimbursed. At December 31, 1998, our debt to Bank of America totaled $202,913,000. Mr. Alibrandi, also a Director, was a director of Bank of America NT & SA and of its holding company BankAmerica Corporation before its acquisition. He was also a member of the compensation committee of BankAmerica Corporation. Both Mr. Alibrandi and Ms. Garvey resigned their respective positions with Bank of America following its acquisition by NationsBank. Both Ms. Garvey and Mr. Alibrandi abstained from all votes of the Board of Directors involving Bank of America in 1998.

     Mr. Bollenbach, a nominee for election to the Board, is President and Chief Executive Officer of Hilton Hotels Corporation, which is our partner in three different Louisiana partnerships. International Rivercenter, a general partnership in which we own 25.2% and Hilton 67.4%, owns the New Orleans Riverside Hilton Hotel; Hilton Hotels Corporation manages that hotel under a management contract with the partnership. New Orleans International Hotel, a limited partnership in which we own 15.9% and Hilton 29.5%, owns a 22.5% interest in New Orleans Rivercenter, a general partnership in which we and Hilton each also own 38.75% and which owns an eight acre parcel of land adjacent to the New Orleans Riverside Hilton Hotel. Our partnership distributions from these three entities in 1998 totalled approximately $6,565,000.

     Mr. Yellin, an executive officer in 1998, indirectly owns (through The Yellin Company) 9.8% of Bradbury Associates, L.P., a limited partnership that owns the Bradbury Building in downtown Los Angeles. We currently lease 21,425 square feet of space in the Bradbury Building under a lease signed in November 1996, and we moved our Southern California offices to that site in March 1997. We believe that, notwithstanding the involvement of an insider, this lease is commercially reasonable, fair to us, and comparable in its terms to other leases that would have been available to us. This lease was unanimously approved by our Board of Directors. In 1998, we paid to Bradbury Associates, L.P. approximately $360,000.

     In October 1997, we made an interest-free loan of $400,000 to Ms. Smalley, an executive officer, for the purchase of a new residence in the San Francisco area. The full original amount of this loan remains outstanding as of March 1, 1999.

---------------

(5) As noted above, the Board of Directors is currently taking steps to eliminate the Compensation Review Committee and allocate its authority and responsibilities to the Compensation and Benefits Committee.

     As of the date of this Proxy Statement, the Compensation and Benefits Committee of our Board of Directors has approved a proposal by management to make a secured, interest-free loan to Mr. Beaudin, an executive officer in 1998, of $500,000 for the construction of a residence. Repayment of principal will be due in three equal annual installments of $166,667 in January of 2002, 2003 and 2004.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, Messrs. Alibrandi, Carter, Farman, Kahane, Michelson and Steinberg and Ms. Slater served as members of the Compensation and Benefits Committee. During 1998, Messrs. Alibrandi, Carter, Farman, Kahane, McNamara, Michelson, and Steinberg and Mmes. Garvey, Slater and Thomas served as members of the Compensation Review Committee. None of the members of either committee was, in 1998, or has ever been an employee or officer of Catellus. However, Mr. Alibrandi was a director of Bank of America, with whom we have banking relationships, until September 1998, and Ms. Garvey was an executive officer of Bank of America until October 1998. For more information, see "Certain Relationships and Related Transactions."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table provides information about shareholders that beneficially own more than 5% of our common stock, based on documents filed as of March 1, 1999, under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934.

                                                               SHARES OF
                                                              COMMON STOCK
                                                              BENEFICIALLY   PERCENT OF
                      NAME AND ADDRESS                           OWNED         CLASS
                      ----------------                        ------------   ----------
Southeastern Asset Management, Inc..........................   20,812,300       19.5%
  6410 Poplar Avenue, Suite 900
  Memphis, Tennessee 38119
California Public Employees' Retirement System..............   18,782,250       17.6%
  Lincoln Plaza, 400 P Street
  Sacramento, California 95814
Harris Associates, L.P......................................   10,892,856       10.2%
  2 North LaSalle Street, Suite 500
  Chicago, Illinois 60602

REGISTRATION RIGHTS AGREEMENT WITH CALPERS

     In 1989, we signed a Registration Rights Agreement with several large shareholders, including the predecessor in interest of California Public Employees' Retirement System ("CalPERS"). Of those shareholders, only CalPERS remains a shareholder and a party to the agreement.

     Under the Registration Rights Agreement, CalPERS has the following rights:

     - DEMAND REGISTRATION: CalPERS may request, up to four times (three, following a registration completed in 1997), that we use our best efforts to register the sale of CalPERS' shares within 90 days. The minimum number of shares as to which CalPERS may request registration at one time is the lesser of 20% of its stock, or stock with an aggregate offering price (after subtracting discounts and commissions) of over $40 million. We will bear the costs of the registration, including CalPERS' legal fees, but excluding underwriting discounts and commissions for CalPERS' shares. CalPERS may also request a Form S-3 registration (a simplified registration process) if the aggregate offering price is at least $25 million, and these registrations do not count toward the number of registrations they may request.

     - PIGGYBACK REGISTRATION: Any time we propose to file a registration statement in connection with a public offering of stock solely for cash, CalPERS may request to include its shares in the registration statement to the extent that the inclusion of CalPERS' shares will not jeopardize the success of the offering.

     CalPERS may no longer exercise any rights under the agreement when all of its shares can be freely sold to the public under an exemption from registration.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows how much of our common stock each Director, nominee, and named executive officer beneficially owned as of March 1, 1999, and the amount owned by all Directors and executive officers as a group. Each person has sole voting and investment power over the shares shown unless otherwise indicated, and except as those powers may be shared with the person's spouse under applicable law.

                                                           SHARES OF
                                                          COMMON STOCK     PERCENT OF
                                                          BENEFICIALLY    COMMON STOCK
                    BENEFICIAL OWNER                        OWNED(1)         OWNED
                    ----------------                      ------------    ------------
Joseph F. Alibrandi(2)..................................      16,491            *
Stephen F. Bollenbach...................................           0            *
Daryl J. Carter(3)......................................      13,372            *
Richard D. Farman(4)....................................       5,556            *
Christine Garvey(5).....................................      14,341            *
William M. Kahane(6)....................................       7,015            *
Leslie D. Michelson(7)..................................       3,132            *
Nelson C. Rising(8).....................................   1,435,847          1.3%
Jacqueline R. Slater(9).................................      23,690            *
Thomas M. Steinberg(10).................................      41,937            *
Beverly Benedict Thomas(11).............................      11,757            *
Stephen P. Wallace(12)..................................     712,407            *
Timothy J. Beaudin(13)..................................     343,530            *
Douglas J. Gardner......................................           0            *
Kathleen Smalley(14)....................................      76,896            *
All current Directors and Executive Officers as a group
  (17 persons)..........................................   3,008,609          2.7%

---------------
  *  Less than one percent.

 (1) The number of shares shown as beneficially owned includes Director Stock Units, described under "Director's Compensation." Director Stock Units do not have voting power or investment power, but Directors bear an economic risk and benefit equivalent to stock ownership because Director Stock Units convert on a one-for-one basis to common stock at a future date.

 (2) Includes 6,107 Director Stock Units and 10,000 shares subject to options that are exercisable within 60 days of March 1, 1999.

 (3) Includes 4,372 Director Stock Units and 9,000 shares subject to options that are exercisable within 60 days of March 1, 1999.

 (4) Includes 5,556 Director Stock Units.

 (5) Includes 5,341 Director Stock Units and 9,000 shares subject to options that are exercisable within 60 days of March 1, 1999.

 (6) Includes 7,015 Director Stock Units.

 (7) Includes 3,132 Director Stock Units.

 (8) Includes 1,425,000 shares subject to options that are exercisable within 60 days of March 1, 1999, and 4,375 shares held by Mr. Rising's son Christopher Rising as trustee of The Rising 1990 Trust Number 2. Mr. Rising has neither voting nor investment power over the shares held by his son, and he disclaims beneficial ownership of those shares.

 (9) Includes 13,290 Director Stock Units and 4,750 shares subject to options that are exercisable within 60 days of March 1, 1999.

(10) Includes 3,524 Director Stock Units; 9,000 shares subject to options that are exercisable within 60 days of March 1, 1999; 17,454 shares held in a charitable remainder unitrust of which Mr. Steinberg is the trustee; and 6,961 shares held by his sister in an account on which he has signatory power, which Mr. Steinberg exercises at the direction and for the convenience of his sister. Mr. Steinberg may be deemed to have shared investment power over the shares held in his sister's account but has no pecuniary interest in the shares. Mr. Steinberg disclaims beneficial ownership of those shares and of the shares held by the charitable remainder unitrust.

(11) Includes 2,757 Director Stock Units and 9,000 shares subject to options that are exercisable within 60 days of March 1, 1999.

(12) Includes 707,500 shares subject to options that are exercisable within 60 days of March 1, 1999.

(13) Includes 337,500 shares subject to options that are exercisable within 60 days of March 1, 1999.

(14) Includes 75,000 shares subject to options that are exercisable within 60 days of March 1, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Securities Exchange Act requires our executive officers, directors, and shareholders that own more than 10% of our stock to file reports of ownership and any changes in ownership with the SEC. Based on our review of copies of these reports, and on written statements from our executive officers and directors, we believe that everyone who was subject to
Section 16(a) filed all required reports on time in 1998.

                             EMPLOYMENT AGREEMENTS

EMPLOYMENT AGREEMENT WITH MR. RISING

     Our employment agreement with Mr. Rising provides that he will serve as President and Chief Executive Officer and as a Director through December 31, 2000. The agreement provides for a minimum base salary of $350,000 per year starting in 1995, to be increased by 5% each year, as well as an annual maximum bonus of 200% of each year's annual salary. It also provides for the grant to Mr. Rising of stock options as reflected in this Proxy Statement.

     If Mr. Rising's agreement is cancelled for any reason, he will receive a pro rata share of that year's target bonus payment. Mr. Rising may elect to cancel his agreement on 30 days notice. In addition, if we cancel the agreement for any reason other than his death or disability, or for cause, or if he is "constructively discharged" (if, for example, he is not elected as Director or if his salary is reduced), then he will receive double his average annual salary and bonus for the two preceding years, and all of his stock options will become immediately exercisable.

     If, however, Mr. Rising is constructively discharged or terminated without cause within 12 months after a change of control, then he will, instead, receive three times the "base amount" as defined in Section 280G of the Internal Revenue Code. In addition, all of his stock options will become immediately exercisable. For these purposes, a change of control includes:

     - acquisitions of 25% or more of our voting stock (but not including acquisitions by CalPERS);

     - changes in membership on our Board of Directors such that Directors who are currently on the Board, and those nominated by the current Directors, are no longer a majority of the Board;

     - approval by our stockholders of any reorganization in which our stockholders before the reorganization do not own at least 50% of the voting stock after the reorganization; or

     - approval by our stockholders of any complete liquidation or dissolution of Catellus, or of any sale of substantially all of our assets.

AGREEMENT WITH MR. WALLACE

     Our employment agreement with Mr. Wallace provides that he will serve as Senior Vice President and Chief Financial Officer through December 31, 2000.((6)) The agreement provides for a minimum base salary subject to annual review, as well as an annual target bonus. For 1998, his base salary was $299,256, and Mr. Wallace was eligible for a bonus of 200% of his base salary. The agreement also provides for the grant to Mr. Wallace of stock options as reflected in this Proxy Statement.

     We may cancel Mr. Wallace's agreement early only if he dies or becomes disabled, or for cause. However, we may not cancel the agreement for cause unless we first provide Mr. Wallace an opportunity to cure any non-performance of his duties. If we cancel his agreement for any reason other than his death or disability, or for cause, or if he leaves for "good reason" (such as reduction in his salary), Mr. Wallace will receive his full annual salary and target bonus (based on the two-year average monthly target bonus) for the remaining term of the agreement.

     If, however, Mr. Wallace is terminated without cause within 12 months after a change of control, then he will, instead, receive three times the "base amount" as defined in Section 280(g) of the Internal Revenue Code. In addition, all of his stock options will become immediately exercisable. A change of control here has the same meaning as in Mr. Rising's employment agreement, described above.

---------------

(6) Since the date of his employment agreement, Mr. Wallace has been promoted to Executive Vice President and Chief Operating Officer. He holds the office of Chief Financial Officer on an interim basis while we search for a replacement.

AGREEMENT WITH MR. BEAUDIN

     Our employment agreement with Mr. Beaudin provides that he will serve as Senior Vice President, Property Operations through December 31, 2000.((7)) The agreement provides for a minimum base salary subject to annual review, as well as an annual target bonus. For 1998, his base salary was $260,012, and Mr. Beaudin was eligible for a bonus of 200% of his base salary. The agreement also provides for the grant to Mr. Beaudin of stock options as reflected in this Proxy Statement. We are currently proposing to amend Mr. Beaudin's agreement to provide for three additional bonuses in the amount of $166,667 in each of 2002, 2003 and 2004, subject to certain conditions.

     We may cancel Mr. Beaudin's agreement early only if he dies or becomes disabled, or for cause. If we cancel his agreement for any reason other than his death or disability, or for cause, or if he leaves for "good reason" (such as reduction in his salary), Mr. Beaudin is entitled to receive his full annual salary and target bonus for the remaining term of the agreement, and all of his stock options will become immediately exercisable. In addition, if Mr. Beaudin's employment is terminated without cause within 12 months following a "change of control," his options will become immediately exercisable in full. For purposes of Mr. Beaudin's award agreements, "change of control" has the same meaning as in Mr. Rising's employment agreement, described above.

AGREEMENT WITH MS. SMALLEY

     Our employment agreement with Ms. Smalley provides that she will serve as Senior Vice President and General Counsel through December 31, 1999, with automatic extensions for successive one-year terms unless we give notice that the agreement will not be extended. The agreement provides for a minimum base salary subject to annual review, as well as an annual target bonus. For 1998, her base salary was $231,000, and Ms. Smalley was eligible for a bonus of 200% of her base salary. The agreement also provides for the grant to Ms. Smalley of stock options as reflected in this Proxy Statement. In addition, the agreement provides an interest-free loan to her of $400,000 to buy a residence.

     We may cancel Ms. Smalley's agreement early only if she dies or becomes disabled, or for cause. However, we may not cancel the agreement for cause unless we first provide Ms. Smalley an opportunity to cure any non-performance of her duties. If we cancel her agreement for any reason other than her death or disability, or for cause, or if she leaves for "good reason" (such as reduction in her salary), Ms. Smalley is entitled to receive her full annual salary and target bonus (based on the two-year average monthly target bonus) for the remaining term of the agreement.

     If, however, Ms. Smalley is terminated without cause within 12 months after a change of control, then she will, instead, receive three times the "base amount" as defined in Section 280(g) of the Internal Revenue Code. In addition, all of her stock options will become immediately exercisable. A change of control here has the same meaning as in Mr. Rising's employment agreement, described above.

MEMORANDUM OF UNDERSTANDING WITH MR. GARDNER

     Our memorandum of understanding with Mr. Gardner regarding his employment provides that he will serve as Vice President.((8)) The memorandum provides for a base salary subject to annual review, as well as an annual target bonus. For 1998, his base salary was $202,750, and Mr. Gardner was eligible for a bonus of 200% of his base salary. The memorandum also provides for the grant to Mr. Gardner of stock options as reflected in this Proxy Statement.

---------------

(7) As of January 1, 1999, Mr. Beaudin was appointed President of Catellus Commercial Group, LLC, a Catellus subsidiary. Although he is no longer a Senior Vice President of Catellus Development Corporation, all of the remaining provisions of his employment agreement remain in effect.

(8) In 1998, Mr. Gardner was promoted to Senior Vice President. Then, as of January 1, 1999, Mr. Gardner was appointed President of Catellus Mixed Use Group, LLC, a Catellus subsidiary. Although as a result of this appointment he is no longer a Senior Vice President of Catellus Development Corporation, all of the remaining provisions of the memorandum of understanding remain in effect.

     While Mr. Gardner's employment is at-will, the memorandum provides that if his employment is terminated without cause before December 31, 1999, he is entitled to one year's salary and bonus, and all of his stock options will vest immediately.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                     AND THE COMPENSATION REVIEW COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This report is presented jointly by the Compensation and Benefits Committee (the "Compensation Committee") and the Compensation Review Committee((9)) (the "Review Committee") of our Board of Directors. In this report, we will describe:

     - The process for setting compensation policy

     - Our overall compensation policy

     - Our compensation policy for senior executives

     - Annual cash compensation program for senior executives

     - Our long-term incentive program, including anticipated changes in the program

     - Compensation of our Chief Executive Officer for 1998

     - Certain tax matters

PROCESS FOR SETTING COMPENSATION POLICY

     Our compensation policy is set by the Compensation Committee and the Review Committee (together, the "Committees"). The Compensation Committee reviews and approves policies that apply to all employees and makes recommendations to the Review Committee about the compensation of the Chief Executive Officer. Also, based on the recommendations of the Chief Executive Officer, the Compensation Committee makes recommendations to the Review Committee about the compensation of senior executives who report directly to the office of the Chief Executive Officer. The Review Committee reviews and acts on the recommendations of the Compensation Committee.((10)) Both Committees are composed entirely of independent outside Directors.

     The Compensation Committee has retained SCA Consulting, L.L.C. ("SCA") to advise it on the development of incentive compensation programs and to undertake a study of compensation practices of comparable real estate companies. As part of the study, SCA has considered a composite of companies that reflect the unusual breadth of our activities within the real estate industry and has examined our ability to attract and retain outstanding employees, in light of their alternative opportunities.

     The Compensation Committee has also integrated our compensation policy with our business plan and goals. The Committees both believe that our compensation program has contributed materially to stockholder value, because it has made the compensation of key executives substantially dependent on the accomplishment of our goals to enhance shareholder value. The Committees have, based on the work commissioned from SCA, modified our compensation program for 1999. The Committees believe that these modifications will increase the objectivity of the administration of the program and further enhance stockholder value.

---------------

(9) In an effort to improve the efficiency of the committee structure, the Board of Directors is currently taking steps to eliminate the Compensation Review Committee and allocate its authority and responsibilities to the Compensation and Benefits Committee.

(10) Following the planned elimination of the Compensation Review Committee, the Compensation and Benefits Committee will make these decision.

OVERALL COMPENSATION POLICY

     The Committees seek to establish compensation programs that:

     - Emphasize achievement of important financial, operational and strategic objectives.

     - Link pay to performance by establishing meaningful performance objectives tied to our annual operating plan.

     - Align the interests of employees, especially senior management, with those of stockholders by including equity in the total compensation package.

     - Provide a competitive total compensation package to attract, retain and motivate highly talented employees.

     Our compensation programs consist of annual cash compensation and a long-term incentive program based on stock options. The annual cash compensation in turn consists of two elements: base salary and annual cash bonus. All employees are eligible for cash bonuses, depending entirely on individual performance. In 1998, all employees were also eligible for grants of stock options. Beginning in 1999, however, in order to target equity ownership to those most able to affect our direction and success, the Committees have decided to limit further equity-based compensation to management-level employees and other key employees.((11)) In 1998, we granted options for 1,432,655 shares in recognition of performance or upon hiring management and other key employees; and options for 113,927 shares under our program for all other employees.

COMPENSATION POLICY FOR SENIOR EXECUTIVES

     Our compensation program for senior executives consists of base salary, cash bonuses, and long-term incentive compensation. The program is designed to enable us to attract, motivate, and retain outstanding senior executives by providing a fully competitive total compensation package based on both individual and corporate performance, taking into account both annual and long-term performance goals and recognizing individual initiative and achievements. In the view of the Compensation Committee and the Review Committee, the program fully satisfied those goals in 1998. As we move into a new phase of our strategic plan, the Committees believe that performance and goals can become increasingly objective and have taken steps to implement that approach in 1999.

     The Committees believe that performance-based annual cash compensation and stock-based long-term incentives align management's interests with those of stockholders and enhance value to stockholders. Accordingly, as described below, our compensation program for senior executives employs each of these elements in the compensation package.

ANNUAL CASH COMPENSATION PROGRAM FOR SENIOR EXECUTIVES

     The annual cash compensation for senior executives consists of base salary and cash bonuses. Base salaries for senior executives are determined by evaluating the executive's responsibilities, experience, and skills and by reference to the competitive marketplace for executives, including a comparison to base salaries for comparable positions at comparable businesses.

     Base salaries of our senior executives typically fall at or below the 50th percentile of base salaries of executives with similar responsibilities at comparable businesses, as identified by SCA. The intent of our compensation plan is to provide a significant portion of each senior executive's compensation in the form of cash bonuses and stock options, in order to place a large part of his or her compensation at risk for individual and corporate performance. This design, in the opinion of the Committees, provides effective incentives to senior executives and aligns the interests of management with those of stockholders.

---------------

(11) Many non-management employees continue to have an equity stake in Catellus arising from past broad-based incentive programs that were in effect until February 15, 1999.

     At the beginning of 1998, each senior executive agreed to a set of goals that were required to be met to attain various target levels of bonus, up to 200% of base salary. The Committees set the actual award amount for each executive by evaluating the performance of the executive in comparison to these goals. Included among the goals for every senior executive is our earnings before depreciation and deferred taxes. A portion of senior executives' compensation, therefore, is tied to objective financial indicators.

LONG-TERM INCENTIVE PROGRAM

     The long-term incentive program for senior executives consists solely of stock options. All of our senior executives participate in the stock option program. This component of our compensation plan, as applied in 1998, was designed in 1995 with the goal of providing a competitive overall compensation program. At the same time, this component of the compensation plan offers an incentive to improve our long-term performance and promotes growth in stockholder value, thus aligning our executive's interests with those of our stockholders.

     The exercise price for all options granted to senior executives is the closing price of our common stock on the date of the grant. As the program was designed in 1995, stock options granted to senior executives vest and become exercisable in annual installments ("time-vesting"), but only if a schedule of escalating stock price levels is achieved ("price-vesting"). The price-vesting feature was adopted in recognition of the "turnaround" nature of Catellus in 1995. However, in the light of our current performance, the Committees have eliminated price-vesting for all stock option grants beginning in December 1998. The time-vesting feature will continue to apply.

     As the composition of the management team changes, as employment agreements with much of the senior management team expire in 2000, as the options of the senior management team vest largely in 2000, and as the challenges facing us change, the Committees perceive a need to change our approach to equity compensation. The Committees retained SCA to assist in designing a new program that will address our current circumstances. As a result, we expect to change our approach to long-term incentive compensation.

     Beginning in 2000, based on the advice of SCA, we plan to implement a program of regular annual grants of stock options. The size of a grant to a particular executive will be based on the performance of the executive, within a range specified in light of the executive's position and responsibilities. The exercise price of options will be the closing price of our stock on the date of the grant, and awards will vest in equal annual installments over four years. Options will expire at the end of ten years. The Committees believe that the new program will be particularly effective in retaining employees, because senior executives will typically have unvested options at any given time.

     Of the senior executive officers named in the Summary Compensation Table, only Ms. Smalley and Mr. Gardner were granted stock options in 1998. The other senior executives received grants of stock options in earlier years. See "Summary Compensation Table" below.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR 1998

     Our employment agreement with Nelson Rising, who has been our President and Chief Executive Officer since 1994, provided for a base annual salary in 1998 of $405,191 and calls for a maximum bonus of 200% of his base salary. For 1998, the Committees awarded Mr. Rising a cash bonus of $788,231, which represents 97.3% of his maximum bonus potential. This bonus award was made in recognition of his effective leadership, as demonstrated by:

     - Outstanding results of our operations in 1998, with earnings before depreciation and deferred taxes at $0.94 per share, representing an increase of 52% over 1997.

     - Development and implementation of a strategic plan to build on the successful turnaround of our financial results since 1994.

     - A successful entitlements package for our Mission Bay project.

     - The favorable refinancing of our long-term debt.

     - An increase of 224% in earnings from our residential division.

     - Capable representation of Catellus to the investment community.

     - Identification and closing of acquisition opportunities.

     In the light of previous stock option grants to Mr. Rising, the Committees did not grant any stock options to him in 1998 and do not expect to grant any in 1999.

TAX MATTERS

     U.S. tax law limits the deductibility for federal income tax purposes of certain compensation paid to the Chief Executive Officer or any of our four other most highly compensated officers. We intend to structure our compensation program to avoid these deductibility limitations to the extent feasible.

COMPENSATION COMMITTEE:            REVIEW COMMITTEE:
Leslie D. Michelson, Chairman      William M. Kahane, Chairman
Joseph F. Alibrandi                Joseph F. Alibrandi
Richard D. Farman                  Daryl J. Carter
Jacqueline R. Slater               Richard D. Farman
Thomas M. Steinberg                Christine Garvey
                                   Leslie D. Michelson
                                   Jacqueline R. Slater
                                   Thomas M. Steinberg
                                   Beverly B. Thomas

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                                            NUMBER OF
                                                                            SECURITIES
                                        ANNUAL    ANNUAL    OTHER ANNUAL    UNDERLYING     ALL OTHER
                                        SALARY     BONUS    COMPENSATION      OPTION      COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR     ($)     ($)(1)       ($)(2)         AWARDS         ($)(3)
  ---------------------------    ----   -------   -------   ------------    ----------    ------------
Nelson C. Rising...............  1998   405,191   788,231      76,443(4)           --         8,013
  President, Chief Executive     1997   385,872   733,163      70,328(4)           --         7,763
  Officer and Director           1996   367,512   735,000      70,388(4)    1,000,000         7,763
Stephen P. Wallace.............  1998   299,256   575,575          --              --        10,412(5)
  Executive Vice President and   1997   299,256   568,575          --              --        10,092(6)
  Chief Operating Officer        1996   299,256   583,538          --         670,000         7,763
Timothy J. Beaudin.............  1998   260,012   500,500          --              --        16,204(8)
  Senior Vice President,         1997   220,000   418,000          --              --        11,115(9)
  Property Operations(7)         1996   220,000   429,000          --         400,000         7,763
Kathleen Smalley...............  1998   231,000   451,027          --         163,946         8,013
  Senior Vice President,         1997   231,000   277,200      96,607(11)     150,000(12)     7,763
  Corporate Operations and       1996        --        --          --              --            --
  General Counsel(10)
Douglas J. Gardner.............  1998   202,750   364,665          --         235,754         8,013
  Senior Vice President(13)      1997    53,193    82,250          --         100,000            --
                                 1996        --        --          --              --            --

---------------
 (1) Unless otherwise noted, the amount for any year represents the amount earned in that year, whether or not paid in a subsequent year.

 (2) Unless otherwise noted, Other Annual Compensation did not, in the aggregate, exceed the lesser of $50,000 or 10% of the total of salary and bonus.

 (3) Unless otherwise noted, the amounts listed represent the amount of the our contributions to the Profit Sharing & Savings Plan and Trust.

 (4) For each of 1996, 1997 and 1998, this amount includes $51,970 for life insurance and an automobile allowance of $17,998.

 (5) Includes $2,399 of aggregate notional earnings in 1998 in excess of 120% of the applicable federal rate on amounts deferred by Mr. Wallace under the Deferred Compensation Program (as described below). Each of the named executives is eligible to participate in a non-qualified, unfunded deferred compensation program (the "Deferred Compensation Program"). Under this program, an executive may elect to defer a portion of his or her base salary, and a portion or all of his or her bonus. Amounts deferred are credited to a bookkeeping account for the executive, together with the investment returns (or losses) that would have accrued to the account if it were invested in various investment options selected by the executive. An executive who retires at age 59 1/2 or who has more than ten years of service will be vested in an additional 25% of earnings. Amounts deferred under the program are subject to fluctuations in value, depending on the performance of the simulated financial investments selected by the executive.

 (6) Includes $2,329 of aggregate notional earnings in 1997 in excess of 120% of the applicable federal rate on amounts deferred by Mr. Wallace under the Deferred Compensation Program.

 (7) As of January 1, 1999, Mr. Beaudin was appointed President of Catellus Commercial Group, LLC and, as a result, is no longer a Senior Vice President of Catellus Development Corporation.

 (8) Includes $8,191 of aggregate notional earnings in 1998 in excess of 120% of the applicable federal rate on amounts deferred by Mr. Beaudin under the Deferred Compensation Program.

 (9) Includes $3,352 of aggregate notional earnings in 1997 in excess of 120% of the applicable federal rate on amounts deferred by Mr. Beaudin under the Deferred Compensation Program.

(10) Ms. Smalley began her employment with us in January 1997.

(11) Includes reimbursement of $74,888 for temporary living expenses.

(12) Includes an option for 75,000 shares that, while granted in January 1998, was in satisfaction of the requirement in Ms. Smalley's employment agreement for a grant in 1997 and was in recognition of her performance in 1997.

(13) Mr. Gardner began his employment with us in October 1997. As of January 1, 1999, Mr. Gardner was appointed President of Catellus Mixed Use Group, LLC and, as a result, is no longer a Senior Vice President of Catellus Development Corporation.

                             OPTION GRANTS IN 1998

                                         NUMBER OF     PERCENT OF
                                         SECURITIES   TOTAL OPTIONS
                                         UNDERLYING    GRANTED TO     EXERCISE OR                GRANT DATE
                                          OPTIONS       EMPLOYEES     BASE PRICE    EXPIRATION     PRESENT
                 NAME                     GRANTED        IN 1998       ($/SHARE)       DATE      VALUE($)(1)
                 ----                    ----------   -------------   -----------   ----------   -----------
Nelson C. Rising.......................         --          --              --             --            --
Stephen P. Wallace.....................         --          --              --             --            --
Timothy J. Beaudin.....................         --          --              --             --            --
Kathleen Smalley(2)....................  100,000(3)        7.2           19.00       04/15/08     1,024,910
                                          63,946(4)        4.6           14.75       12/18/03       508,789
Douglas J. Gardner.....................  150,000(5)       10.7           19.00       04/15/08     1,537,365
                                          85,754(4)        6.1           14.75       12/18/03       682,305

---------------
(1) SEC rules require us to value each grant of options as of the grant date. We used the Black-Scholes option pricing model for this purpose. However, we do not endorse its accuracy for valuing options. Any stock option valuation model, including the Black-Scholes model, requires a prediction about the future movement of the stock price. We have assumed that each option is exercised at the end of five years. For options granted in 1998, we have assumed a weighted average volatility of 31.4% and a weighted average risk-free rate of return of 5.10%.

(2) In addition to the grants reported in this table, Ms. Smalley received a stock option grant for 75,000 shares in January 1998 that was previously reported for 1997 because it was made in satisfaction of requirements in her employment agreement for a grant in 1997 and was made in recognition of her performance in 1997.

(3) This option vests in four equal annual installments on January 1 of 1998, 1999, 2000, and 2001, provided that the following stock price levels are achieved: For the first 25% of the option to vest, the average closing price of our common stock for 30 consecutive trading days must be $22.80; for the next 25%, $27.36; for the next 25%, $32.83; and for the last 25%, $39.40.
    The entire option will vest on the eighth anniversary of the grant regardless of the stock price.

(4) This option vests in three equal annual installments on the first three anniversaries of the grant.

(5) This option vests in four equal annual installments on April 15 of 1999, 2000, 2001 and 2002, provided that the following stock price levels are achieved: For the first 25% of the option to vest, the average closing price of our common stock for 30 consecutive trading days must be $22.80; for the next 25%, $27.36; for the next 25%, $32.83; and for the last 25%, $39.40.
    The entire option will vest on the eighth anniversary of the grant regardless of the stock price.

                        FISCAL YEAR-END OPTION HOLDINGS

                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                      OPTIONS AT                      OPTIONS AT
                                                DECEMBER 31, 1998 (1)            DECEMBER 31, 1998($)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Nelson C. Rising...........................   1,425,000        575,000        9,125,313       2,742,188
Stephen P. Wallace.........................     665,000        335,000        4,340,188       1,704,313
Timothy J. Beaudin.........................     300,000        200,000        1,955,000       1,098,750
Kathleen Smalley...........................      37,500        276,446           61,125         183,375
Douglas J. Gardner.........................           0        335,754                0               0

---------------
(1) None of the named executives exercised options in 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

     The following table compares the five-year return on a $100 investment in our common stock with the return on a similar investment in the Standard & Poor's 500 Composite Stock Index and in a peer group index, assuming reinvestment of dividends. Our peer group index includes:

          Atlantic Gulf Communities
           Duke Realty Investments
           First Industrial Realty Trust
           First Union Real Estate Equity & Mortgage Investments SBI Forest City Enterprises, Inc.
           The Newhall Land and Farming Company, L.P.
           Rouse Company
           Prologis Trust (formerly Security Capital Industrial Trust) Spieker Properties
           Standard Pacific Corp.
           Washington REIT
                              [PERFORMANCE GRAPH]

TOTAL RETURN ANALYSIS

                                           12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
                                           --------   --------   --------   --------   --------   --------
    Catellus Development Corp............    $100       $ 76       $ 76       $147       $258       $184
    Peer Group Index.....................    $100       $ 95       $109       $158       $204       $193
    S&P 500..............................    $100       $101       $139       $170       $227       $291

                        CATELLUS DEVELOPMENT CORPORATION

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


        The undersigned hereby appoints Nelson C. Rising, Stephen P. Wallace and Kathleen Smalley, or any of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Catellus Development Corporation (the "Company") to be held on April 29, 1999 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side hereof, and in their discretion upon such other matters as may come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)

                                                                ---------------
                                                                  SEE REVERSE
                                                                      SIDE
                                                                ---------------

[X] Please mark your
    votes as in this
    example.


         The shares represented hereby will be voted in accordance with the directions given by the stockholder.

  If not otherwise directed, the shares represented by this proxy will be voted
                               FOR all Nominees.

                         FOR              WITHHELD
Election of
Directors                [  ]               [  ]

For, except vote withheld from the following Nominee(s):



Nominees:      Joseph F. Alibrandi
               Stephen F. Bollenbach
               Daryl J.Carter
               Richard D. Farman
               Christine Garvey
               William M. Kahane
               Leslie D. Michelson
               Nelson C. Rising
               Jacqueline R. Slater
               Thomas M. Steinberg
               Beverly Benedict Thomas


The undersigned hereby acknowledges receipt of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.


PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.


SIGNATURE(S):                                               DATE:
            ----------------------------------------            ----------------

NOTE: Please sign exactly as names(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.